EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                      ANY AND ALL OF THE OUTSTANDING SHARES
                                       OF
                                  COMMON STOCK
                 (INCLUDING THE ASSOCIATED COMMON STOCK RIGHTS)
                                       OF

                                 HANDY & HARMAN

                                       AT

                                $30 NET PER SHARE

                                       BY

                              HN ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                 WHX CORPORATION

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              THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
            MIDNIGHT, NEW YORK CITY TIME, FRIDAY ON JANUARY 16, 1998,
                          UNLESS THE OFFER IS EXTENDED.
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                                                               DECEMBER 16, 1997
TO OUR CLIENTS:

         Enclosed for your consideration is an offer to purchase, dated December 16, 1997 (the "Offer to Purchase") and the related letter of transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the offer by HN Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of WHX Corporation, a Delaware corporation ("Parent"), to purchase any and all of the outstanding shares of common stock, par value $1.00 per share (the "shares") of Handy & Harman, a New York corporation (the "Company"), including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of January 26, 1989, as amended on April 25, 1996 and October 22, 1996, between the Company and Chasemellon Shareholder Services LLC, as Rights Agent, at a price of $30 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

         THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

         Your attention is invited to the following:

         1.   The tender price is $30 per share, net to the seller in cash.

         2. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, January 16, 1998, unless the Offer is extended.

         3.   The Offer is being made for up to 100% of the outstanding shares.

         4. The Offer is conditioned upon, among other things, (i) any applicable waiting period under the Hart-Scott-Rodino Antitrust improvements act of 1976, as amended having expired or been terminated prior to the expiration of the offer; (ii) the Company not having entered into or effectuated any agreement or transaction with any person or entity (including its stockholders) having the effect of impairing the Purchaser's ability to acquire the Company or otherwise diminishing the expected economic value to the Purchaser of the acquisition of the Company; (iii) the purchaser being satisfied, in its reasonable judgment, that the provisions of Section 912 of the NYBCL have been complied with or are invalid or otherwise inapplicable to the Offer; and (iv) the Rights having been redeemed by the Board of Directors of the Company or the Purchaser being satisfied, in its reasonable judgment, that the rights are invalid or otherwise inapplicable to the Offer. The Business Combination Condition and the Rights Condition shall be deemed to be satisfied if at the expiration of the Offer the number of Shares validly tendered and not withdrawn, together with the Shares beneficially owned by the Parent and the Purchaser, is less than 20% of the outstanding shares.

         5. Tendering Shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of shares by purchaser pursuant to the offer.

         The Offer is made solely by the Offer to Purchase, and the related Letter of Transmittal and is being made to all holders of Shares. purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If purchaser becomes aware of any valid state statute prohibiting the making of the offer or the acceptance of shares pursuant thereto, purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, purchaser cannot comply with such state statute, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in such state. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of purchaser by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

         If you wish to have us tender any or all of your shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
               TO PURCHASE FOR CASH ANY AND ALL OF THE OUTSTANDING
                             SHARES OF COMMON STOCK
             (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                                 HANDY & HARMAN

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 16, 1997, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the offer by HN Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of WHX Corporation, a Delaware corporation, to purchase all of the shares of common stock, par value $1.00 per share (the "Shares") of Handy & Harman, a New York corporation, including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of January 26, 1989, as amended on April 25, 1996 and October 22, 1996, between the Company and ChaseMellon Shareholder Services LLC, as Rights Agent, at a price of $30 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

         This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated in either appropriate space below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                        NUMBER OF SHARES TO BE TENDERED:*



________________Shares                             SIGN HERE

Account Number:_______________              ____________________________


Dated: _____________, 199__                 ____________________________
                                                 Signature(s)

                                            ____________________________

                                            ____________________________
                                            Please Type or Print Name(s)
                                            ____________________________
                                            ____________________________
                                                Please Type or Print
                                                Address(es) Here

                                            ____________________________
                                            Area Code and Telephone Number


                                            ____________________________
                                              Taxpayer Identification or
                                              Social Security Number(s)


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*       Unless otherwise  indicated,  it will be assumed that all Shares held by us for your account are to be tendered.

                                       -3-